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                                                                       Exhibit 2

                                 FIRST AMENDMENT
                                       TO
                         AMENDED AND RESTATED AGREEMENT
                               AND PLAN OF MERGER


         THIS FIRST AMENDMENT to the Amended and Restated Agreement and Plan of Merger is made and entered into as of the 1st day of October, 1999, by and among THE SCOTTS COMPANY ("Scotts"), SCOTTS' MIRACLE-GRO PRODUCTS, INC. (as successor to ZYX Corporation and Stern's Miracle-Gro Products, Inc., the "Company"), MIRACLE-GRO LAWN PRODUCTS INC. ("Miracle-Gro New York"), MIRACLE-GRO PRODUCTS LIMITED ("Miracle-Gro UK" and, together with the Company and Miracle-Gro New York, the "Miracle-Gro Constituent Companies"), HAGEDORN PARTNERSHIP, L.P. (the "Partnership"), COMMUNITY FUNDS, INC. (the "Charity"), Horace Hagedorn and John Kenlon (together with the Partnership and Horace Hagedorn (the "Preferred Shareholders")) and James Hagedorn, Katherine Hagedorn Littlefield, Paul Hagedorn, Peter Hagedorn, Robert Hagedorn and Susan Hagedorn (the "General Partners").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the parties hereto are the surviving parties to an Amended and Restated Agreement and Plan of Merger dated as of May 19, 1995 (the "Miracle-Gro Merger Agreement");

         WHEREAS, in connection with the transactions contemplated by the Miracle-Gro Merger Agreement and certain subsequent transfers permitted by the Miracle-Gro Merger Agreement, the Preferred Shareholders acquired an aggregate of 195,000 shares of Class A Convertible Preferred Stock, without par value (the "Convertible Preferred Stock"), of Scotts;

         WHEREAS, on April 27, 1999, John Kenlon converted 571 shares of Convertible Preferred Stock and on August 30, 1999, the Partnership converted 3,135 shares of Convertible Preferred Stock, leaving 191,294 outstanding shares of Convertible Preferred Stock as of the date of this First Amendment;

         WHEREAS, pursuant to its terms, the Convertible Preferred Stock may not be redeemed by Scotts prior to May 31, 2000;

         WHEREAS, Scotts desires that the Preferred Shareholders convert all 191,294 outstanding shares of Convertible Preferred Stock on October 1, 1999 (the "Conversion Date");

         WHEREAS, pursuant to the terms, and subject to the conditions, set forth herein, the Preferred Shareholders desire to convert all 191,294 outstanding shares of Convertible Preferred Stock on the Conversion Date; and

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         WHEREAS, in connection with, and as a condition to, such conversion, the parties hereto desire to amend the Miracle-Gro Merger Agreement to amend certain provisions contained in Article VI thereof.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         Section 1.  Conversion of Convertible Preferred Stock.

         (a) Subject to the terms and conditions hereof, on the Conversion Date, each of the Preferred Shareholders shall surrender a certificate or certificates representing all of the shares of Convertible Preferred Stock held by such Preferred Shareholder, duly endorsed, at the principal offices of Scotts and shall give written notice to Scotts at such office that such Preferred Shareholder elects to convert the same.

         (b) The parties hereto acknowledge and agree that, pursuant to the terms of the Convertible Preferred Stock, conversion of the Convertible Preferred Stock shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the Preferred Shareholder surrendering such Convertible Preferred Stock shall be treated for all purposes as the record holder of the common shares of Scotts issuable upon conversion of such shares of Convertible Preferred Stock on such date.

         (c) The parties further acknowledge and agree that the current Conversion Price of the Convertible Preferred Stock is $19 per common share, and the aggregate number of common shares into which each Preferred Shareholder's shares of Convertible Preferred Stock are currently convertible is set forth on Schedule A attached hereto.

         (d) Scotts shall, on the Conversion Date, issue and deliver to each Preferred Shareholder that surrenders shares of Convertible Preferred Stock (or to any other person specified in the notice delivered by such Preferred Shareholder), a certificate or certificates for the number of common shares of Scotts to which such Preferred Shareholder shall be entitled and a check payable to such Preferred Shareholder for any cash amounts payable as the result of a conversion into fractional common shares, calculated as provided by the terms of the Convertible Preferred Stock. Unless otherwise requested by any Preferred Shareholder, Scotts shall issue a separate certificate for common shares of Scotts in respect of each certificate representing shares of Convertible Preferred Stock surrendered for conversion by each Preferred Shareholder.

         Section 2.        Payment Upon Conversion.

         (a) Pursuant to the terms of the Convertible Preferred Stock, on September 30, 1999, Scotts shall pay to the holders of record as they appear on the register for the Convertible Preferred Stock as of September 15, 1999, the applicable quarterly cumulative dividend.

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         (b)        In addition to such quarterly cumulative dividend, Scotts
shall on the Conversion Date pay (by wire transfer of same day funds) to each Preferred Shareholder who surrenders all of such Preferred Shareholder's shares of Convertible Preferred Stock in accordance with Section 1(a) above, the amount in cash set forth opposite such Preferred Shareholder's name on Schedule A, which represents the dividends that would otherwise have been payable pursuant to the terms of the Convertible Preferred Stock from the Conversion Date through May 30, 2000.

         Section 3.        Representations and Warranties of the Preferred
Shareholders.

         Each Preferred Shareholder severally represents and warrants to Scotts as follows:

         (a) Such Preferred Shareholder is the owner of the number of shares of Convertible Preferred Stock set forth opposite such Preferred Shareholder's name on Schedule A, free and clear of any liens, encumbrances, pledges, options, claims, charges, assessments and restrictions.

         (b) In the case of each of Horace Hagedorn and John Kenlon, such Preferred Shareholder has full power and authority to convert his shares of Convertible Preferred Stock. In the case of the Partnership, the Partnership has full partnership power and authority to convert its shares of Convertible Preferred Stock.

         (c) This First Amendment has been duly authorized by all necessary partnership action of the Partnership.

         (d) This First Amendment constitutes the legal, valid and binding obligation of such Preferred Shareholder, enforceable against such Preferred Shareholder in accordance with its terms.

         Section 4. Representations and Warranties of Scotts. Scotts represents and warrants to the Preferred Shareholders as follows:

         (a) After common shares of Scotts have been issued and delivered by Scotts to each Preferred Shareholder in the aggregate number set forth on Schedule A, upon the conversion of shares of Convertible Preferred Stock held by such Preferred Shareholder in accordance with Section 1(a) above, such common shares will be duly authorized, validly issued and non-assessable.

         (b) This First Amendment has been duly authorized by all necessary corporate action of Scotts and no shareholder approval of this First Amendment is required.

         (c) This First Amendment constitutes the legal, valid and binding obligation of Scotts, enforceable against Scotts in accordance with its terms.

         (d) Scotts has not taken, or caused or permitted to be taken, any action that would require an adjustment in the Conversion Price of the Convertible Preferred Stock.

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         Section 5.        Amendments to Miracle-Gro Merger Agreement.

         (a)        The text of Sections 6.02(b), 6.06, 6.08, 6.09 and 6.10 of the Miracle-Gro Merger Agreement, including, in the case of Sections 6.06, 6.08,
6.09 and 6.10, the headings thereof, shall be of no further force and effect from and after October 1, 1999.

         (b) The first sentence of Section 6.07 of the Miracle-Gro Merger Agreement is hereby amended by deleting the reference to "the fifth anniversary of the Effective Time" contained therein and by replacing such reference with the words "October 1, 1999."

         Section 6. Conditions Precedent to the Obligations of the Preferred Shareholders and Scotts.

         (a) Conditions Precedent to Each Preferred Shareholder's Obligation. The obligation of each Preferred Shareholder to consummate the conversion of such Preferred Shareholder's shares of Convertible Preferred Stock contemplated by Section 1 of this First Amendment is subject to the satisfaction on or before the Conversion Date of the following conditions:

                  (i) The representations and warranties of Scotts made in this First Amendment shall be true and correct in all material respects on and as of the Conversion Date, as though made on and as of the Conversion Date, and Scotts shall have delivered a certificate executed by a duly authorized officer of Scotts to such effect.

                  (ii) No event requiring an adjustment in the Conversion Price for the Convertible Preferred Stock on the Conversion Date shall have occurred.

         (b) Conditions Precedent to Scotts' Obligation. The obligation of Scotts to consummate the transactions contemplated by this First Amendment is subject to the satisfaction on or before the Conversion Date of the following conditions:

                  (i) The representations and warranties of the Preferred Shareholders made in this First Amendment shall be true and correct in all material respects on and as of the Conversion Date, as though made on and as of the Conversion Date, and each Preferred Shareholder shall have delivered a certificate to such effect, executed by the Preferred Shareholder in the case of Horace Hagedorn and John Kenlon, or by a duly authorized partner in the case of the Partnership.

                  (ii) No event requiring an adjustment in the Conversion Price for the Convertible Preferred Stock on the Conversion Date shall have occurred.

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         Section 7.        Miscellaneous.

         (a) This First Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         (b) This First Amendment shall be construed in accordance with and governed by the law of the State of Ohio.

         (c) Except as expressly provided for in this First Amendment, the Miracle-Gro Merger Agreement shall remain in full force and effect in accordance with its terms.



   [Remainder of page intentionally left blank; signatures on following page.]

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         IN WITNESS WHEREOF, the parties have executed this First Amendment, or caused this First Amendment to be executed by their duly authorized representatives, as of the date first written above.

                                    MIRACLE-GRO CONSTITUENT COMPANIES:

                                    SCOTTS' MIRACLE-GRO PRODUCTS, INC.


                                    By: /s/ John Kenlon
                                        ----------------------------------------
                                    Name: John Kenlon
                                    Title:  Chairman and Chief Executive Officer

                                    MIRACLE-GRO LAWN PRODUCTS INC.


                                    By: /s/ John Kenlon
                                        ----------------------------------------
                                    Name: John Kenlon
                                    Title:  Executive Vice President

                                    MIRACLE-GRO PRODUCTS LIMITED


                                    By: /s/ John Kenlon
                                        ----------------------------------------
                                    Name: John Kenlon
                                    Title:  Executive Vice President

                                    CHARITY:

                                    COMMUNITY FUNDS, INC.


                                    By: /s/ Jane L. Wilton
                                        ----------------------------------------
                                    Name:  Jane L. Wilton
                                    Title:  Secretary and General Counsel

                                    PREFERRED SHAREHOLDERS:


                                    /s/ Horace Hagedorn
                                    --------------------------------------------
                                    HORACE HAGEDORN

                                       6

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                           HAGEDORN PARTNERSHIP, L.P.

                           By:  /s/ Katherine Hagedorn Littlefield
                                ------------------------------------------------
                           A General Partner


                           /s/ John Kenlon
                           -----------------------------------------------------
                           JOHN KENLON

                           GENERAL PARTNERS:

                           /s/ James Hagedorn
                           -----------------------------------------------------
                           JAMES HAGEDORN


                           /s/ Katherine Hagedorn Littlefield
                           -----------------------------------------------------
                           KATHERINE HAGEDORN LITTLEFIELD


                           /s/ Paul Hagedorn
                           -----------------------------------------------------
                           PAUL HAGEDORN


                           /s/ Peter Hagedorn
                           -----------------------------------------------------
                           PETER HAGEDORN


                           /s/ Robert Hagedorn
                           -----------------------------------------------------
                           ROBERT HAGEDORN


                           /s/ Susan Hagedorn
                           -----------------------------------------------------
                           SUSAN HAGEDORN

                           SCOTTS:

                           THE SCOTTS COMPANY


                           By: /s/ Charles M. Berger
                               -------------------------------------------------
                               Name: Charles M. Berger
                               Title: Chairman, President and Chief Executive Officer

                                       7

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                                                                      SCHEDULE A
                                                                      ----------


                                                                 Number of Common Shares         Amount of Cash to be
                                       Number of Shares of      into which Said Shares of       Received Pursuant to
  Name of Preferred                   Convertible Preferred    Convertible Preferred Stock          Section 2(b) of
     Shareholder                           Stock Owned              are Convertible                First Amendment
     -----------                           -----------              ---------------                ---------------
Hagedorn Partnership, L.P.                   187,523                 9,869,631.58*                   $6,250,766.67

Horace Hagedorn                                   10                       526.32*                   $      333.33

John Kenlon                                    3,761                   197,947.37*                   $  125,366.67


-------------------
* In lieu of fractional share interest, Preferred Shareholder will receive cash equal to such fractional interest multiplied by "market price" (as determined under terms of Convertible Preferred Stock) at time of conversion.

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